AMENDMENT TO RETENTION BONUS AGREEMENT This AMENDMENT TO RETENTION BONUS AGREEMENT (the “Amendment”) is entered into this 14th day of March 2023 (the “Effective Date”), by and between LOREN EGGLETON (the “Employee”) and APPHARVEST, INC. (the “Company”). RECITALS A. The Company and the Employee have entered into that certain Retention Bonus Agreement effective as of February 20, 2023 (the “Retention Bonus Agreement”). B. The Company and the Employee desire to amend the Retention Bonus Agreement as provided in this Amendment. AGREEMENT The parties agree to the following: 1. Amendment to Recital. The second paragraph is hereby amended and replaced in its entirety as follows: “WHEREAS, the Company desires to continue to employ Executive through, and to motivate Executive to assist in achieving, the consummation of a strategic transaction, whether through the issuance and sale of equity securities of the Company in a bona fide financing transaction, the sale of an asset or assets of the Company or its subsidiaries or the consummation of a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan) or a similar transaction that is determined by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board, in its reasonable discretion, to constitute a “Transaction” for the purposes of this Agreement (the “Transaction,” and the date of the closing of such Transaction, the “Transaction Date”).” 2. Amendment to Section 1. Section 1 is hereby amended and replaced in its entirety as follows: “The Company agrees to pay Executive the Transaction Bonus (as defined below) less applicable withholding and deductions, within sixty (60) days following the Transaction Date, so long as Executive: (i) remains continuously employed by the Company through the Transaction Date, except as set forth herein; and (ii) delivers to the Company an executed general release of claims in favor of the Company in a form presented by the Company (the “Release”) within the timeframe provided by the Company and allows such Release to become effective in accordance with its terms. In all cases, the Release must become effective and irrevocable in order for Executive to be eligible to receive the Transaction Bonus. For purposes of this Agreement, “Transaction Bonus” means: (i) $300,000 if the Transaction results in gross proceeds to the Company or its stockholders, as applicable, of at least $75 million but less than $100 million; (ii) $600,000 if the Transaction results in gross proceeds to the Company or its stockholders, as applicable, of at least $100 million but less than $125 million; (iii) $900,000 if the Transaction results in gross proceeds to the Company or its stockholders, as applicable, of at least $125 million but less than $150 million; or (iv) $1.2 million if the Transaction results in gross proceeds to the Company or its stockholders, as applicable, of at least $150 million. The amount of the bonus will be calculated using straight line interpolation for gross proceed levels between the above-referenced tiers (e.g., if the Transaction results in gross proceeds to the Company or its stockholders, as applicable, of $87.5 million, the Transaction Bonus would be $450,000).” 3. Amendment to Section 2. Section 2 is hereby amended and replaced in its entirety as follows: “If Executive’s employment terminates for any reason prior to the Transaction Date, no Transaction Bonus shall be paid unless (i) such termination was by the Company without Cause or by Executive with Good Reason (each as defined in the Employment Agreement between Executive and the Company dated December 11, 2020, as amended (the “Employment Agreement”)) in the three month period preceding the Transaction Date, and (ii) Executive fully complies with the obligations set forth in Section 6.1(c) of the Employment Agreement.” 4. Additional Section. The following is hereby added as Section 11: “In the event that the payments and benefits (the “Payments”) paid or provided to Executive under the Agreement or otherwise (a) constitute “parachute payments” within the meaning of Section 280G of the Code (“Section 280G”), and (b) would be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Payments shall be either, as agreed to between the parties, (x) delivered in full, or (y) delivered as to such lesser extent which would result in no portion of the Payments being subject to excise tax under Section 4999, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of the Payments, notwithstanding that all or some portion of the Payments may be taxable under Section 4999.” 5. No Other Amendments. Except as modified or amended in this Amendment, no other term or provision of the Retention Bonus Agreement is amended or modified in any respect. The Retention Bonus Agreement, and this Amendment, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company. The parties have executed this Amendment to Retention Bonus Agreement on the day and year first written above. APPHARVEST, INC. By: Name: Jonathan Webb Title: CEO Employee: Loren Eggleton /s/ Jonathan Webb /s/ Loren Eggleton